ManpowerGroup Third Quarter Results | October 18, 2019 Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including financial projections, that are forward-looking in nature. These statements are based on management’s current expectations or beliefs, and are subject to known and unknown risks and uncertainties regarding expected future results. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the ManpowerGroup Inc. Annual Report on Form 10-K dated December 31, 2018, which information is incorporated herein by reference, and such other factors as may be described from time to time in the Company’s SEC filings. Any forward-looking statements in this presentation speak only as of the date hereof. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

As Reported As Adjusted(1) Q3 Financial Highlights 3% 3% Revenue $5.2B 0% CC 0% CC 40 bps 40 bps Gross Margin 16.0% 0% 14% Operating Profit $217M ($187M as adjusted) 3% CC 11% CC 10 bps 40 bps OP Margin 4.1% (3.6% as adjusted) 0% 21% EPS $2.42 ($1.92 as adjusted) 2% CC 18% CC Consolidated Financial Highlights ManpowerGroup 2019 Third Quarter Results As Adjusted figures exclude the impact of the gain of $30M from our Greater China IPO.

EPS Bridge – Q3 vs. Guidance Midpoint ManpowerGroup 2019 Third Quarter Results

Consolidated Gross Margin Change ManpowerGroup 2019 Third Quarter Results

Growth █ Manpower █ Experis █ ManpowerGroup Solutions █ Right Management █ ManpowerGroup – Total Business Line Gross Profit – Q3 2019(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. ManpowerGroup 2019 Third Quarter Results

SG&A Expense Bridge – Q3 YoY (in millions of USD) ManpowerGroup 2019 Third Quarter Results This was unfavorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A as adjusted was 12.4% of Revenue.

As Reported Q3 Financial Highlights 3% Revenue $1.1B 6% CC 7% OUP $55M 9% CC 20 bps OUP Margin 5.1% Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (20% of Revenue) ManpowerGroup 2019 Third Quarter Results

Revenue Growth - CC Revenue Growth % of Segment Revenue Americas – Q3 Revenue Growth YoY Average Daily Revenue Growth - CC ManpowerGroup 2019 Third Quarter Results

As Reported Q3 Financial Highlights 1% Revenue $2.4B 5% CC 4% OUP $117M 0% CC 20 bps OUP Margin 5.0% Southern Europe Segment (45% of Revenue) ManpowerGroup 2019 Third Quarter Results

Southern Europe – Q3 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC ManpowerGroup 2019 Third Quarter Results

Northern Europe Segment (22% of Revenue) ManpowerGroup 2019 Third Quarter Results As Reported Q3 Financial Highlights 10% Revenue $1.2B 5% CC 47% OUP $21M 44% CC 130 bps OUP Margin 1.8%

Northern Europe – Q3 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC ManpowerGroup 2019 Third Quarter Results (1) On an organic basis, revenue for the Netherlands decreased 20% or -16% in constant currency. (ADR in organic constant currency is -18%).

APME Segment (12% of Revenue) ManpowerGroup 2019 Third Quarter Results As Reported As Adjusted(1) Q3 Financial Highlights 13% 13% Revenue $622M 13% CC 13% CC 65% 29% OUP $53M ($23M as adjusted) 64% CC 29% CC 410 bps 80 bps OUP Margin 8.6% (3.7% as adjusted) Excludes the impact of the Greater China IPO gain of $36M.

APME – Q3 Revenue Growth YoY Revenue Growth - CC Revenue Growth % of Segment Revenue Average Daily Revenue Growth - CC On an organic basis excluding Greater China, revenue for APME Other increased 19% or +21% in constant currency. (1) ManpowerGroup 2019 Third Quarter Results

Right Management Segment (1% of Revenue) ManpowerGroup 2019 Third Quarter Results As Reported Q3 Financial Highlights 3% Revenue $48M 5% CC 14% OUP $8M 16% CC 150 bps OUP Margin 15.5%

Cash Flow Summary – 9 Months YTD ManpowerGroup 2019 Third Quarter Results

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt (Cash) ManpowerGroup 2019 Third Quarter Results

Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 540 - Euro Notes - €400M 1.913% Sep 2022 434 - Revolving Credit Agreement 3.02% Jun 2023 - 599 Uncommitted lines and Other Various Various 56 257 Total Debt 1,030 856 Debt and Credit Facilities – September 30, 2019 (in millions of USD) (2) (1) The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of 0.76 and a fixed charge coverage ratio of 5.16 as of September 30, 2019. As of September 30, 2019, there were $0.5M of standby letters of credit issued under the agreement. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $313.0M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. ManpowerGroup 2019 Third Quarter Results

Fourth Quarter 2019 Outlook ManpowerGroup 2019 Third Quarter Results Revenue Total Down 3-5% (Flat/Down 2% CC) Americas Up 1-3% (Up 3-5% CC) Southern Europe Up 1-3% (Up 4-6% CC) Northern Europe Down 9-11% (Down 5-7% CC) APME Down 16-18% (Down 16-18% CC) Right Management Flat/Down 2% (Flat/Up 2% CC) Gross Profit Margin 16.1 – 16.3% Operating Profit Margin 3.6 – 3.8% Tax Rate 33.0% EPS $2.00 – $2.08 (unfavorable $0.07 currency)

Our third quarter performance and earnings reflect a continuation of many of the same trends we experienced in the second quarter, against a backdrop of slowing economic growth globally and continued tight labor markets in many countries. We continue to make the necessary investments to diversify our business mix, digitize all aspects of our operations and continuously innovate to create new value. Our market leading geographic diversification and our leadership in innovative workforce solutions continues to set us apart from our competitors. Overall global demand for our services and workforce solutions remains stable. In this uncertain environment, the need for strategic and operational flexibility remains crucial and we are focused on driving profitable growth based on these opportunities. Key Take Aways ManpowerGroup 2019 Third Quarter Results